Exhibit 4.1

AMENDMENT NO. 2

TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”) is made as of May 1, 2006 by and among Actuant Corporation, a Wisconsin corporation (the “Borrower”), the financial institutions listed on the signature pages hereto and JPMorgan Chase Bank, National Association (successor by merger to Bank One, NA (Illinois)), as the administrative agent for the “Lenders” referred to below (the “Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the “Credit Agreement” referred to below.

WITNESSETH:

WHEREAS, the signatories hereto are parties to that certain Amended and Restated Credit Agreement, dated as of December 22, 2004, among the Borrower, the financial institutions from time to time parties thereto (the “Lenders”) and the Agent (as amended by Amendment No. 1 thereto dated as of July 15, 2005, the “Credit Agreement”);

WHEREAS, the parties hereto have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent have agreed to the following amendment to the Credit Agreement.

1. Amendments. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a) The Pricing Schedule to the Credit Agreement is hereby amended and restated in its entirety in the form attached as Annex I hereto.

2. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof if, and only if, the Agent shall have received: (a) executed copies of this Amendment from the Borrower and each of the Lenders, (b) executed copies of the Reaffirmation attached hereto in the form of Exhibit A from each existing Guarantor and Pledgor and (c) all fees agreed to be paid by the Borrower in connection with this Amendment.

3. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

(a) The Borrower has the power and authority and legal right to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit

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Agreement (as modified hereby). The execution and delivery by the Borrower of this Amendment and the performance of its obligations hereunder and under the Credit Agreement (as modified hereby) has been duly authorized by proper corporate proceedings, and this Amendment and the Credit Agreement (as modified hereby) constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(b) Neither the execution and delivery by the Borrower of this Amendment, nor the consummation of the transactions contemplated herein or in the Credit Agreement (as modified hereby), nor compliance with the provisions hereof or thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or (ii) the Borrower’s articles or certificate of incorporation or by-laws, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower pursuant to the terms of any such indenture, instrument or agreement.

(c) No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower, is required to be obtained by the Borrower in connection with the execution and delivery of this Amendment or the legality, validity, binding effect or enforceability of the Credit Agreement (as modified hereby).

(d) As of the date hereof and giving effect to the terms of this Amendment, (i) there exists no Default or Unmatured Default and (ii) the representations and warranties contained in Article V of the Credit Agreement (as modified hereby) are true and correct except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

4. Reference to and Effect on the Credit Agreement and Loan Documents.

(a) Upon the effectiveness of Section 1 hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment is a Loan Document pursuant to the Credit Agreement and shall (unless expressly indicated otherwise herein or therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.

(b) The Borrower (i) agrees that this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of the Borrower arising under or pursuant to the Credit Agreement and the other Loan Documents to which it is a party, (ii) reaffirms its obligations under the Credit Agreement and each and every other Loan Document to which it is a party (including, without limitation, each applicable

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Collateral Document), (iii) reaffirms all Liens on any collateral (including the Pledged Collateral) which have been granted by it in favor of the Agent (for itself, the Lenders and the other holders of Secured Obligations) pursuant to any of the Loan Documents, and (iv) acknowledges and agrees that except as specifically modified above, the Credit Agreement and all other Loan Documents executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of or consent to any provision of the Credit Agreement or any other Loan Documents executed and/or delivered in connection therewith.

5. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by means of facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

ACTUANT CORPORATION,
as the Borrower and a Pledgor

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (successor by merger to Bank One, NA (Illinois)), as a Lender and as Agent

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:

U.S. BANK, NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as a Lender

By:
Name:
Title:

Signature Page to Amendment No. 2 to Credit Agreement

HARRIS N.A.,
as a Lender

By:
Name:
Title:

M&I MARSHALL & ILSLEY BANK,
as a Lender

By:
Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:

NATIONAL CITY BANK OF THE MIDWEST,
as a Lender

By:
Name:
Title:

CREDIT INDUSTRIEL ET COMMERCIAL,
as a Lender

By:
Name:
Title:

Signature Page to Amendment No. 2 to Credit Agreement

ASSOCIATED BANK, N.A.,
as a Lender

By:
Name:
Title:

MIZUHO CORPORATE BANK, LTD.,
as a Lender

By:
Name:
Title:

UBS LOAN FINANCE LLC,
as a Lender

By:
Name:
Title:

Signature Page to Amendment No. 2 to Credit Agreement

ANNEX I

AMENDED AND RESTATED PRICING SCHEDULE

PRICING SCHEDULE

APPLICABLE MARGIN	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS	LEVEL V STATUS
Eurodollar Rate for Revolving Loans	0.625%	0.75%	0.875%	1.00%	1.25%
Eurodollar Rate for Term Loans	0.625%	0.75%	0.875%	1.00%	1.25%
Floating Rate for Revolving Loans	0%	0%	0%	0%	0%
Floating Rate for Term Loans	0%	0%	0%	0%	0%

APPLICABLE FEE RATE	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS	LEVEL V STATUS
Letter of Credit Fee	0.625%	0.75%	0.875%	1.00%	1.25%
Commitment Fee	0.125%	0.15%	0.175%	0.20%	0.25%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(i) or (ii).

“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than or equal to 1.50 to 1.00.

“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than, or equal to 2.00 to 1.00.

“Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than or equal to 2.50 to 1.00.

“Level IV Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Leverage Ratio is less than or equal to 3.00 to 1.00.

“Level V Status” exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

“Status” means Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

The Applicable Margins and Applicable Fee Rates shall be determined in accordance with the foregoing table based on the Borrower’s Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margins or Applicable Fee Rates shall be effective five Business Days after the Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to Section 6.1, then the Applicable Margins and Applicable Fee Rates shall be the highest Applicable Margins and Applicable Fee Rates set forth in the foregoing table until five days after such Financials are so delivered. Notwithstanding the foregoing, for the period commencing with the Effective Date until the applicable Financials have been delivered for the fiscal quarter ending on February 28, 2005, the Applicable Margins and Applicable Fee Rates shall be determined based on the Borrower’s Status as reflected in the Opening Pro Forma Compliance Certificate.